[Dealer’s name] [Dealer’s address]1 [_____________], 2024 To: LivaNova PLC 20 Eastbourne Terrace London, United Kingdom, W2 6LG Attention: [____________] Telephone: [____________] E-mail: [____________] Re: [Base][Additional] Call Option Transaction The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the call option transaction entered into between [DEALER] (“Dealer”) and LivaNova PLC (“Counterparty” or “Issuer”) as of the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Each party further agrees that this Confirmation together with the Agreement (as defined below) evidence a complete binding agreement between Counterparty and Dealer as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. Certain defined terms used herein are based on terms that are defined in the Offering Memorandum dated March 5, 2024 (the “Offering Memorandum”) relating to the 2.50% Convertible Senior Notes due 2029 (as originally issued by Counterparty, the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”) issued by Counterparty in an aggregate initial principal amount of USD 300,000,000 (as increased by [up to] 2 an aggregate principal amount of USD 45,000,000 [if and to the extent that]3[pursuant to the exercise by]4 the Initial Purchasers (as defined below) [exercise]5[of]6 their option to purchase additional Convertible Notes pursuant to the Purchase Agreement (the “Purchase Agreement”) dated as of March 5, 2024, between Counterparty and Goldman Sachs & Co. LLC, BofA Securities, Inc. and Barclays Capital Inc., as representatives of the Initial Purchasers party thereto (the “Initial Purchasers”)) pursuant to an Indenture to be dated March 8, 2024, between Counterparty and Citibank, N.A., as trustee (the “Indenture”). In the event of any inconsistency between the terms defined in the Offering Memorandum, the Indenture and this Confirmation, this Confirmation shall govern. The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture that are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein will conform to the descriptions thereof in the Offering Memorandum. If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Memorandum, the descriptions thereof in the Offering Memorandum will govern for purposes of this Confirmation. The parties further acknowledge that the Indenture section numbers and cross- references used herein are based on the [draft of the Indenture last reviewed by Dealer as of the date of this Confirmation, and if any such section numbers or cross-references are changed in the Indenture as executed, the parties 1 Include Dealer name, address and, if applicable, logo. 2 Include in the Base Call Option Confirmation. 3 Include in the Base Call Option Confirmation. 4 Include in the Additional Call Option Confirmation. 5 Include in the Base Call Option Confirmation. 6 Include in the Additional Call Option Confirmation.

2 will amend this Confirmation in good faith to preserve the intent of the parties]7[Indenture as executed]8. Subject to the foregoing, references to the Indenture herein are references to the Indenture as in effect on the date of its execution, and if the Indenture is amended or supplemented following such date (other than any amendment or supplement (x) pursuant to Section 10.01(h) of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Convertible Notes in the Offering Memorandum or (y) pursuant to Section 10.01(a) or Section 13.07 of the Indenture, subject, in the case of this clause (y), to the second paragraph under “Method of Adjustment” in Section 3 of this Confirmation), any such amendment or supplement will be disregarded for purposes of this Confirmation (other than as provided in Section 9(g)(iii) of this Confirmation) unless the parties agree otherwise in writing. Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below. Notwithstanding any other provision of this Confirmation, this Confirmation shall not in any respect be construed as or deemed to comprise a contract for the purchase or acquisition by Counterparty of any of the Shares or other securities of the Issuer (or any interest therein) and no purchase or acquisition of such Shares or other securities (or any interest therein) shall be made by Counterparty pursuant to this Confirmation. 1. This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the General Obligations Law); [(ii) the election of an executed guarantee of [__________] (“Guarantor”) [dated as of the Trade Date] in substantially the form attached hereto as Schedule 1 as a Credit Support Document, (iii) the election of Guarantor as Credit Support Provider in relation to Dealer and (iv)] [(ii)] the election of US Dollars as the Termination Currency; and [(v)][(iii)] the election that the “Cross-Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer, with a “Threshold Amount” of three percent of the shareholders’ equity of [Dealer][Dealer’s ultimate parent] as of the Trade Date; provided that (A) “Specified Indebtedness” shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business, (B) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) and (C) the following sentence shall be added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and [v][(iii)] the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”). In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. 2. The terms of the particular Transaction to which this Confirmation relates are as follows: General Terms. 7 Include in the Base Call Option Confirmation. Include in the Additional Call Option Confirmation if it is executed before closing of the base deal. 8 Include in the Additional Call Option Confirmation, but only if the Additional Call Option Confirmation is executed after closing of the base deal.

3 Trade Date: [______]9[______]10 , 2024 Effective Date: The second Exchange Business Day immediately prior to the Premium Payment Date. Option Style: “European”, as described under “Procedures for Exercise” below. Option Type: Call Buyer: Counterparty Seller: Dealer Shares: The ordinary shares of Counterparty, nominal value GBP 1.00 per share (Exchange symbol “LIVN”). Number of Options: [______]11. For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised or deemed exercised by Counterparty. In no event will the Number of Options be less than zero. Applicable Percentage: [__]% Option Entitlement: A number equal to the product of the Applicable Percentage and [______]12. Strike Price: USD [______] Cap Price: USD [______] Premium: USD [______] Premium Payment Date: [_______], 2024 Exchange: The Nasdaq Global Select Market Related Exchange(s): All Exchanges Excluded Provisions: Section 13.04(g) and Section 13.03 of the Indenture. Procedures for Exercise. Expiration Time: The Valuation Time Expiration Date: [_______] 9 Include in the Base Call Option Confirmation. 10 Include in the Additional Call Option Confirmation. 11 For the Base Call Option Confirmation, this is equal to the number of Convertible Notes in principal amount of $1,000 initially issued on the closing date for the Convertible Notes (excluding any Convertible Notes sold pursuant to the option to purchase additional Convertible Notes). For the Additional Call Option Confirmation, this is equal to the number of additional Convertible Notes in principal amount of $1,000. 12 Insert the initial Conversion Rate for the Convertible Notes.

4 Automatic Exercise: Applicable. Valuation Time: At the close of trading of the regular trading session on the Exchange; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its commercially reasonable discretion. Settlement Terms. Settlement Method: Cash Settlement Cash Settlement: Upon exercise or deemed exercise of any Option hereunder, in lieu of Section 8.1 of the Equity Definitions, Dealer will pay to Counterparty, on the relevant Settlement Date for each such Option, an amount of cash (the “Cash Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (i) the Daily Option Value for such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period. Daily Option Value: For any Valid Day, an amount equal to (i) the Option Entitlement on such Valid Day, multiplied by (ii) (A) the lesser of the Relevant Price on such Valid Day and the Cap Price, less (B) the Strike Price on such Valid Day; provided that if the calculation contained in clause (ii) above results in a negative number, the Daily Option Value for such Valid Day shall be deemed to be zero. In no event will the Daily Option Value be less than zero. Valid Day: A “Trading Day” for purposes of determining the amounts due upon conversion of the Convertible Notes as defined in the Indenture. Scheduled Valid Day: A “Scheduled Trading Day” as defined in the Indenture. Business Day: A “Business Day” as defined in the Indenture. Relevant Price: On any Valid Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LIVN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the Exchange to the Scheduled Closing Time of the Exchange on such Valid Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Valid Day, as determined by the Calculation Agent in a commercially reasonable manner using, if practicable, a volume-weighted average method). The Relevant Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. Settlement Averaging Period: The fifty (50) consecutive Valid Days commencing on, and including, the 51st Scheduled Valid Day immediately prior to the Expiration Date.

5 Settlement Date: The second Business Day immediately following the final Valid Day of the Settlement Averaging Period. Settlement Currency: USD 3. Additional Terms applicable to the Transaction. Adjustments applicable to the Transaction: Potential Adjustment Events: Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means an occurrence of any event or condition, as set forth in any Dilution Adjustment Provision, that requires an adjustment under the Indenture to the “Conversion Rate” or the composition of a “unit of Reference Property” or to any “Last Reported Sale Price,” “Daily VWAP” or “Daily Conversion Value” (as each such term is defined in the Indenture). For the avoidance of doubt, Dealer shall not have any delivery or payment obligation hereunder, and no adjustment shall be made to the terms of the Transaction, on account of (x) any distribution of cash, property or securities by Counterparty to “Holders” (as such term is defined in the Indenture) (upon conversion or otherwise) or (y) any other transaction in which “Holders” (as such term is defined in the Indenture) are entitled to participate, in each case, in lieu of an adjustment under the Indenture of the type referred to in the immediately preceding sentence (including, without limitation, pursuant to the fourth sentence of Section 13.04(c) of the Indenture or the fifth sentence of Section 13.04(d) of the Indenture). Method of Adjustment: Calculation Agent Adjustment, which shall not have the meaning set forth in Section 11.2(c) of the Equity Definitions and instead shall mean that, upon any Potential Adjustment Event, the Calculation Agent shall (A) make adjustments in a commercially reasonable manner to any one or more of the Strike Price, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction (other than the Cap Price and Number of Options) that correspond to the adjustments to the Convertible Notes under the Indenture, and (B) a proportionate adjustment to the Cap Price to the extent any adjustment is made to the Strike Price pursuant to clause (A) above (which adjustment, for the avoidance of doubt, shall not prohibit Dealer from making any further adjustment to the Cap Price in accordance with, and subject in all respects to, the provisions of “Consequences of Announcement Events” below and Section 9(t) of this Confirmation) (provided that in no event shall the Strike Price be greater than the Cap Price). Notwithstanding the foregoing and “Consequences of Merger Events / Tender Offers” below, if the Calculation Agent in good faith disagrees with any adjustment to the Convertible Notes determined pursuant to the Indenture

6 that involves an exercise of discretion by Counterparty or its board of directors (including, without limitation, pursuant to Section 13.05 of the Indenture, Section 13.07 of the Indenture or any supplemental indenture entered into thereunder or in connection with any proportional adjustment or the determination of the fair value of any securities, property, rights or other assets), then in each such case, the Calculation Agent will (A) determine the adjustment to be made to any one or more of the Strike Price, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction (other than the Cap Price and Number of Options) in a commercially reasonable manner and (B) make a proportionate adjustment to the Cap Price to the extent any adjustment is made to the Strike Price pursuant to clause (A) above (which adjustment, for the avoidance of doubt, shall not prohibit Dealer from making any further adjustments to the Cap Price in accordance with, and subject in all respects to, the provisions of “Consequences of Announcement Events” below and Section 9(t) of this Confirmation) (provided that in no event shall the Strike Price be greater than the Cap Price); provided that, notwithstanding the foregoing, if any Potential Adjustment Event occurs during the Settlement Averaging Period and Section 13.04(l) of the Indenture applies to such Potential Adjustment Event, then the Calculation Agent shall make a commercially reasonable adjustment, as determined by it, based on the adjustment that would otherwise have applied under the Indenture, to the terms hereof in order to account for such Potential Adjustment Event. Notwithstanding anything contained herein to the contrary, (i) in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section 13.04(b) of the Indenture or Section 13.04(c) of the Indenture where, in either case, the period for determining “Y” (as such term is used in Section 13.04(b) of the Indenture) or “SP0” (as such term is used in Section 13.04(c) of the Indenture), as the case may be, begins before Counterparty has publicly announced the event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall, acting in good faith and in a commercially reasonable manner, have the right to adjust the Cap Price as appropriate (but in no case to a number lower than the Strike Price) to reflect the commercially reasonable costs and expenses incurred by Dealer in connection with its hedging activities, with such adjustment made assuming that Dealer maintains commercially reasonable hedge positions, as a result of such event or condition not having been publicly announced prior to the beginning of such period and (ii) if any Potential Adjustment Event is declared and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned, (b) the “Conversion Rate” (as such term is defined in the Indenture) is otherwise

7 not adjusted at the time or in the manner contemplated by the relevant Dilution Adjustment Provision based on such declaration or (c) the “Conversion Rate” (as such term is defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently re-adjusted (each of clauses (a), (b) and (c), a “Potential Adjustment Event Change”) then, in each case, the Calculation Agent shall have the right to adjust the Cap Price as appropriate (but in no case to a number lower than the Strike Price) to reflect the commercially reasonable costs (including, but not limited to, hedging mismatches and market losses) and reasonable expenses incurred by Dealer in connection with its commercially reasonable hedging activities as a result of such Potential Adjustment Event Change, with such adjustments made assuming that Dealer maintains commercially reasonable hedge positions. Dilution Adjustment Provisions: Sections 13.04 (a), (b), (c), (d) and (e) and Section 13.05 of the Indenture. Extraordinary Events applicable to the Transaction: Merger Events: Applicable; provided that notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in the definition of “Merger Event” in Section 13.07(a) of the Indenture. Tender Offers: Applicable; provided that “Tender Offer” shall not have the meaning set forth in Section 12.1(d) of the Equity Definitions and instead shall mean the occurrence of any event or condition set forth in Section 13.04(e) of the Indenture. Consequences of Merger Events/ Tender Offers: Notwithstanding Section 12.2 and Section 12.3 of the Equity Definitions, upon the occurrence of a Merger Event or a Tender Offer, the Calculation Agent shall (A) make a corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the Shares (in the case of a Merger Event), Strike Price, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction (other than the Cap Price and Number of Options) to the extent an analogous adjustment would be required to be made pursuant to the Indenture in connection with such Merger Event or Tender Offer, subject to the second paragraph under “Method of Adjustment” and (B) a proportionate adjustment to the Cap Price to the extent any adjustment is made to the Strike Price pursuant to clause (A) above (which adjustment, for the avoidance of doubt, shall not prohibit Dealer from making any further adjustment to the Cap Price in accordance with, and subject in all respects to, the provisions of “Consequences of Announcement Events” below and Section 9(t) of this Confirmation)

8 (provided that in no event shall the Strike Price be greater than the Cap Price); provided, however, that such adjustment shall be made without regard to any adjustment to the “Conversion Rate” (as such term is defined in the Indenture) pursuant to any Excluded Provision; provided, further, that if, with respect to a Merger Event or a Tender Offer, (i) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person that is not a corporation (or treated as such for tax purposes) or is not organized under the laws of England and Wales or the United States, any State thereof or the District of Columbia, or (ii) Counterparty to the Transaction following such Merger Event will not be a corporation (or treated as such for tax purposes) organized under the laws of England and Wales or the United States, any State thereof or the District of Columbia, then, in either case, Cancellation and Payment (Calculation Agent Determination) shall apply if (A) Dealer determines in a commercially reasonable manner at any time following the occurrence of such Merger Event or Tender Offer that (x) such Merger Event or Tender Offer has had or will have an adverse effect on Dealer’s rights and obligations under the Transaction or (y) Dealer will incur or has incurred an increased (as compared with circumstances existing on the Trade Date) amount of tax, duty, expense or fee to (1) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) constituting a commercially reasonable hedge position in respect of the economic risk of entering into and performing its obligations with respect to the Transaction or (2) realize, recover or remit the proceeds of any transaction(s) or asset(s) constituting a commercially reasonable hedge position in respect of the economic risk of entering into and performing its obligations with respect to the Transaction or (B) Dealer determines, in its good faith and commercially reasonable judgment, that it will not be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures, applicable to Dealer (so long as such policies or procedures have been adopted by Dealer in good faith and are generally applicable in similar situations and applied in a non-discriminatory manner and consistently to transactions similar to the Transaction); provided, further, that, for the avoidance of doubt, adjustments shall be made pursuant to the provisions set forth above regardless of whether any Merger Event or Tender Offer gives rise to an Early Conversion. Consequences of Announcement Events: Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event (w) references in such Section 12.3(d) to “Tender Offer” shall be replaced by references to “Announcement Event” and references in such Section 12.3(d) to “Tender Offer Date” shall be replaced by references to “date of such Announcement

9 Event”, (x) the phrase “exercise, settlement, payment or any other terms of the Transaction (including, without limitation, the spread)” in such Section 12.3(d) shall be replaced with the phrase “Cap Price (provided that in no event shall the Cap Price be less than the Strike Price)”, (y) the words “whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event,” shall be inserted prior to the word “which” in the seventh line of such Section 12.3(d), and (z) for the avoidance of doubt, the Calculation Agent shall determine whether the relevant Announcement Event has had a material economic effect on the theoretical value of the Transaction (and, if so, shall, acting in good faith and in a commercially reasonable manner, adjust the Cap Price accordingly) on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date and/or any other date of cancellation, it being understood that (1) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (2) such adjustment shall be made without duplication of any other adjustment hereunder. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions, as modified in this paragraph, is applicable. Announcement Event: (i) The public announcement by Issuer, any subsidiary or agent of Issuer or any Valid Third Party Entity of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (y) any potential acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (an “Acquisition Transaction”) or (z) the intention to enter into a Merger Event or Tender Offer or an Acquisition Transaction, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or an Acquisition Transaction or (iii) any subsequent public announcement by Issuer, any subsidiary or agent of Issuer or any Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) “Merger Event”

10 shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded) and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions, except that (1) Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “25%” in the third line thereof and (2) all references to “voting shares” in Sections 12.1(d), 12.1(e) and 12.1(l) of the Equity Definitions shall be deemed to be references to “Shares”. Valid Third Party Entity: In respect of any transaction, any third party that has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares). Nationalization, Insolvency or Delisting: Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange. Additional Disruption Events: Change in Law: Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”, (iii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)” and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied consistently by Dealer to all similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof; provided, further, that, in the case of any Change in Law described in clause (Y) of Section 12.9(a)(ii) of the Equity

11 Definitions, the consequences provided with respect to “Increased Cost of Hedging” in Section 12.9(b)(vi) of the Equity Definitions shall apply to such Change in Law, as if Increased Cost of Hedging were applicable to such event. Failure to Deliver: Not Applicable Hedging Disruption: Applicable; provided that: (i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two phrases at the end of such Section: “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; (ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or the portion of the Transaction affected by such Hedging Disruption”; and (iii) it shall not be a Hedging Disruption if such inability occurs solely due to the deterioration of the creditworthiness of the Hedging Party. Increased Cost of Hedging: Applicable solely with respect to a “Change in Law” described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions as set forth in the final proviso to the text opposite the caption “Change in Law” above. Hedging Party: For all applicable Additional Disruption Events, Dealer. Following any determination by the Hedging Party hereunder, within five Business Days following a written request by Counterparty therefor, the Hedging Party shall provide to Counterparty by e-mail to the e-mail address provided by Counterparty a written explanation and report (in a commonly used file format for the storage and manipulation of financial data) describing in reasonable detail any determination made by it (including, as applicable, any quotations, market data, information from internal sources used in making such determinations, descriptions of the methodology and any assumptions and basis used in making for such determination), it being understood that the Hedging Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination. All calculations, adjustments and determinations by Dealer acting in its capacity as the Hedging Party shall be made in good faith and in a

12 commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position. Determining Party: For all applicable Extraordinary Events, Dealer. Following any determination by the Determining Party hereunder, within five Business Days following a written request by Counterparty therefor, the Determining Party shall provide to Counterparty by e-mail to the e-mail address provided by Counterparty a written explanation and report (in a commonly used file format for the storage and manipulation of financial data) describing in reasonable detail any determination made by it (including, as applicable, any quotations, market data, information from internal sources used in making such determinations, descriptions of the methodology and any assumptions and basis used in making for such determination), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination. All calculations, adjustments, and determinations by Dealer acting in its capacity as the Determining Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position. Non-Reliance: Applicable Agreements and Acknowledgments Regarding Hedging Activities: Applicable Additional Acknowledgments: Applicable 4. Calculation Agent. Dealer. Regardless of whether or not a standard for the actions of the Calculation Agent is explicitly stated in any provision hereof, the standards of Section 1.40 of the Equity Definitions, as modified by adding the words, “acts or” immediately before the words, “is required to act” in line 2 thereof, shall apply to the Calculation Agent at all times and in respect of all circumstances hereunder. Following the occurrence and during the continuation of an Event of Default described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party, Counterparty shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination, adjustment or calculation by the Calculation Agent hereunder, within five Business Days following a written request by Counterparty therefor, the Calculation Agent shall provide to Counterparty as soon as reasonably practicable following such request by e-mail to the e-mail address provided by Counterparty in such request a written explanation and report (in a commonly used file format for the storage and

13 manipulation of financial data) displaying in commercially reasonable detail the basis for such determination, adjustment or calculation (including any quotations, market data or information from internal or external sources, and any assumptions, used in making such adjustment, determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination, adjustment or calculation. All calculations, adjustments and determinations by Dealer acting in its capacity as the Calculation Agent shall be made assuming that Dealer maintains a commercially reasonable hedge position. 5. Account Details. (a) Account for payments to Counterparty: [Bank:] [_________] [SWIFT:] [_________] [Bank Routing:] [_________] [Acct Name:] [_________] [Acct No.:] [_________]13 (b) Account for payments to Dealer: [Bank:] [_________] [SWIFT:] [_________] [Bank Routing:] [_________] [Acct Name:] [_________] [Acct No.:] [_________]14 6. Offices. (a) The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party. (b) The Office of Dealer for the Transaction is: [____________]15 7. Notices. (a) Address for notices or communications to Counterparty: To: LivaNova PLC 20 Eastbourne Terrace London, United Kingdom, W2 6LG Attention: [____________] Telephone: [____________] E-mail: [____________] 13 Insert Counterparty’s account information. 14 Insert Dealer’s account information. 15 Update as appropriate for Dealer.

14 (b) Address for notices or communications to Dealer: [To: [____________] Attention: [____________] Telephone: [____________] E-mail: [____________] With a copy to: To: [____________] Attention: [____________] Telephone: [____________] E-mail: [____________]]16 8. Representations and Warranties of Counterparty. (a) In addition to the representations and warranties set forth in Section 3(a) of the Agreement, Counterparty hereby represents and warrants to Dealer on the date hereof and on and as of the Premium Payment Date that: (i) Counterparty is not and, after consummation of the transactions contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. (ii) Counterparty is not, on the date hereof, in possession of any material non-public information with respect to Counterparty or the Shares. (iii) To the knowledge of Counterparty, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions or broker-dealers. (iv) Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of Dealer or its associated persons, unless it has otherwise notified Dealer in writing; and (C) has total assets of at least USD 50 million. (v) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Dealer nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor statements). 16 Insert Dealer’s information.

15 (vi) On and immediately after the Trade Date and the Premium Payment Date, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)). (vii) The assets of Counterparty do not constitute “plan assets” within the meaning of the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended. (viii) [Counterparty has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.]17 (b) Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act). (c) Counterparty understands, acknowledges and agrees that notwithstanding any other relationship between Counterparty and Dealer and its affiliates, in connection with the Transaction and any other over-the-counter derivative transactions between Counterparty and Dealer or its affiliates, each of Dealer or its affiliates is acting as principal and is not a fiduciary or advisor in respect of any such Transaction, including any entry, exercise, amendment, unwind or termination thereof. 9. Other Provisions. (a) Opinions. Counterparty shall deliver to Dealer an opinion of United States counsel with respect to the matters set forth in Section 3(a)(iii), (a)(iv) and (a)(v) of the Agreement and of United Kingdom counsel with respect to the matters set forth in Section 3(a)(i), (a)(ii), (a)(iii) and (a)(iv) of the Agreement, each dated as of the Premium Payment Date, subject to customary assumptions, qualifications, and exceptions. Delivery of such opinions to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement. (b) Repurchase Notices. Counterparty shall, no later than one Exchange Business Day following the day on which Counterparty effects any repurchase of Shares, give Dealer a written notice (which, for the avoidance of doubt may be by e-mail) of such repurchase (a “Repurchase Notice”) if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than [__]18 million (in the case of the first such notice) or (ii) thereafter more than [__]19 million less than the number of Shares included in the immediately preceding Repurchase Notice. Counterparty agrees to indemnify and hold harmless Dealer and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all commercially reasonable losses (including losses relating to Dealer’s commercially reasonable hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any commercially 17 Include for applicable Dealers. 18 Insert the number of Shares outstanding that would cause Dealer’s current position in the Shares underlying the Transaction (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares under pre-existing 2020 call option transactions with Counterparty’s subsidiary) to increase by 0.5%. To be determined based on Dealer with highest Applicable Percentage. 19 Insert the number of Shares that, if repurchased, would cause Dealer’s current position in the Shares underlying the Transaction (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares under pre-existing 2020 call option transactions with Counterparty’s subsidiary) to increase by a further 0.5% from the threshold for the first Repurchase Notice. To be determined based on Dealer with highest Applicable Percentage.

16 reasonable losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and commercially reasonable expenses (including reasonable attorney’s fees of one outside counsel in each relevant jurisdiction), joint or several, which an Indemnified Person may become subject to, solely as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice when and in the manner specified in this paragraph, and to reimburse, within thirty (30) days, upon written request, each of such Indemnified Persons for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing arising from such failure. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall, within a commercially reasonable period of time, notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Counterparty shall be relieved from liability to the extent that any Indemnified Person fails to notify Counterparty within a commercially reasonable period of time of any action commenced against it in respect of which indemnity may be sought hereunder to the extent Counterparty is materially prejudiced as a result thereof. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (b) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction. (c) Regulation M. Counterparty is not on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second Scheduled Trading Day immediately following the Effective Date, engage in any such distribution. (d) No Manipulation. Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) in violation of the Exchange Act. (e) Transfer or Assignment. (i) Counterparty shall have the right to transfer or assign its rights and obligations hereunder with respect to all, but not less than all, of the Options hereunder (such Options, the “Transfer Options”); provided that such transfer or assignment shall be subject to

17 reasonable conditions that Dealer may impose, including but not limited, to the following conditions: (A) With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 9(b) of this Confirmation or any obligations under Section 9(j) or 9(n) of this Confirmation; (B) Transfer Options shall only be transferred or assigned to a third party that is an entity tax resident in the United Kingdom; (C) Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, an undertaking with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty, as are reasonably requested by and reasonably satisfactory to Dealer; (D) Dealer will not, as a result of such transfer and assignment, be required to pay the transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer and assignment; (E) No Event of Default, Potential Event of Default or Termination Event will occur as a result of such transfer and assignment; (F) Counterparty shall cause the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D) and (E) will not occur upon or after such transfer and assignment; and (G) Counterparty shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment. (ii) Dealer may transfer or assign all or any part of its rights or obligations under the Transaction (A) without Counterparty’s consent, to any affiliate of Dealer (1) that has a long-term issuer rating that is equal to or better than Dealer’s credit rating by both of S&P Global Ratings or its successor (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer or Dealer’s ultimate parent, as applicable, generally for similar transactions, by Dealer or Dealer’s ultimate parent, as applicable, or (B) with Counterparty’s prior written consent (such consent not to be unreasonably withheld) to any other recognized dealer in transactions of the same type as the Transaction with a long-term issuer rating equal to or better than the lesser of (1) the credit rating of Dealer at the time of the transfer and (2) A- by S&P, or A3 by Moody’s or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Dealer; provided that Dealer may transfer or assign pursuant to this paragraph only if (A) Counterparty will not, as a result of such transfer or assignment, reasonably be expected to suffer material adverse tax consequences from such transfer or assignment at such time or on any later date, (B) Counterparty will not (including, for the avoidance of doubt, after giving effect to any indemnity from the transferee or assignee to Counterparty provided in connection with such transfer or assignment), as a result of any withholding or deduction made by the transferee or assignee as a result of any Tax, receive from the

18 transferee or assignee on any payment date (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as such withholding or deduction) an amount lower than the amount that Dealer would have been required to pay to Counterparty in the absence of such transfer or assignment, and Dealer shall cause the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine the Tax consequences of such transfer and assignment, (C) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such transfer and assignment and (D) Counterparty would not, at the time and as a result of such transfer or assignment, reasonably be expected to become subject to any law, regulation or similar requirement to which it would not otherwise have been subject absent such transfer or assignment. If at any time at which (A) the Section 16 Percentage exceeds 9.0%, (B) the Option Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of Options to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Options underlying the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction. Dealer shall notify Counterparty of an Excess Ownership Position with respect to which it intends to seek a transfer or assignment as soon as reasonably practicable after becoming aware of such an Excess Ownership Position and shall use good faith efforts to avoid an Excess Ownership Position. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Option Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the product of the Number of Options and the Option Entitlement and (2) the aggregate number of Shares underlying any other call option transaction sold by Dealer to LivaNova USA, Inc. or Counterparty, and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (excluding those arising under Sections 13 or 16 of the Exchange Act, in each case, as in effect on the Trade Date, the “Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Dealer in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that, would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or is

19 reasonably likely to result in an adverse effect on a Dealer Person, under any Applicable Restriction, as determined by Dealer in its reasonable discretion, minus (B) 1% of the number of Shares outstanding. Dealer shall provide Counterparty with written notice of any transfer or assignment on the date of or as promptly as practicable after the date of such transfer or assignment. (f) [Conduct Rules. Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.]20[Reserved.] (g) Additional Termination Events. (i) Notwithstanding anything to the contrary in this Confirmation, upon any conversion of Convertible Notes for which the relevant “Conversion Date” (as such term is defined in the Indenture) occurs prior to the first Valid Day of the Settlement Averaging Period (an “Early Conversion”): (A) Counterparty may, within ten (10) Scheduled Trading Days of the “Conversion Date” (as such term is defined in the Indenture) for such Early Conversion but in no event on or following the first Valid Day of the Settlement Averaging Period, provide written notice (an “Early Conversion Notice”) to Dealer specifying the number of Convertible Notes surrendered for conversion on such “Conversion Date” (as such term is defined in the Indenture) (such Convertible Notes, the “Affected Convertible Notes”); provided that, [any “Early Conversion Notice” delivered to Dealer pursuant to the Base Call Option Confirmation Transaction letter agreement entered into between Dealer and Counterparty on [_______], 2024 (the “Base Call Option Confirmation”) shall be deemed to be an Early Conversion Notice pursuant to this Confirmation and the terms of such Early Conversion Notice shall apply, mutatis mutandis, to this Confirmation and]21 such Early Conversion Notice shall contain a representation and warranty that Counterparty is not giving such Early Conversion Notice on the basis of any material non-public information with respect to Counterparty or the Shares in respect of such Early Conversion and the delivery of such Early Conversion Notice. The giving of any such Early Conversion Notice shall constitute an Additional Termination Event as provided in this clause (A); (B) the receipt by Dealer from Counterparty of any Early Conversion Notice, within the applicable time period set forth in Section 9(g)(i)(A) of this Confirmation shall constitute an Additional Termination Event as provided in this Section 9(g); (C) upon receipt of any such Early Conversion Notice, Dealer shall designate an Exchange Business Day as an Early Termination Date (which Exchange Business Day shall be on or as promptly as reasonably practicable after the related settlement date for the conversion of such Affected Convertible Notes) with respect to the portion of the Transaction corresponding to a number of Options (the “Affected Number of Options”) equal to the lesser of (x) the number of Affected Convertible Notes [minus the “Affected Number of Options” (as such term is defined in the Base Call Option Confirmation, if any, that relate to such Affected Convertible Notes (and for the purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation will be among the Affected Number of Options hereunder or under, and as defined in, the Base Call Option Confirmation, the Affected Convertible Notes specified in 20 Include for applicable Dealers. 21 Insert for Additional Call Option Confirmation.

20 such Early Conversion Notice shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated)]22 and (y) the Number of Options as of the Conversion Date for such Early Conversion; (D) any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Affected Number of Options, (y) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (z) the terminated portion of the Transaction were the sole Affected Transaction; (E) for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Early Conversion and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, (y) no adjustments to the “Conversion Rate” (as such term is defined in the Indenture) have occurred pursuant to any Excluded Provision and (z) the corresponding Convertible Notes remain outstanding; and (F) the Transaction shall remain in full force and effect, except that, as of the Conversion Date for such Early Conversion, the Number of Options shall be reduced by the Affected Number of Options. (ii) Notwithstanding anything to the contrary in this Confirmation, if an event of default with respect to Counterparty occurs under the terms of the Convertible Notes as set forth in Section 6.01 of the Indenture and the Convertible Notes are declared due and payable as a result thereof, then such event of default shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement. (iii) Notwithstanding anything to the contrary in this Confirmation, the occurrence of an Amendment Event shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement (which Early Termination Date, if any, shall occur as promptly as commercially reasonably practicable after the occurrence of the relevant Amendment Event). “Amendment Event” means that Counterparty amends, modifies, supplements, waives or obtains a waiver in respect of any term of the Indenture or the Convertible Notes governing the principal amount, coupon, maturity, repurchase obligation of Counterparty, any redemption right of Counterparty, any term relating to conversion of the Convertible Notes (including changes to the conversion rate, conversion rate adjustment provisions, conversion settlement dates or conversion conditions), or any term that would require consent of the “Holders” (as such term is defined in the Indenture) of not less than 100% of the principal amount of the Convertible Notes to amend (other than, in each case, any amendment or supplement (x) pursuant to Section 10.01(h) of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Convertible Notes in the Offering Memorandum or (y) pursuant to Section 22 Include in Additional Call Option Confirmation only.

21 10.01(a) or Section 13.07 of the Indenture), in each case, without the consent of Dealer (such consent not to be unreasonably withheld or delayed). (iv) Within five (5) Scheduled Trading Days following any Repayment Event (as defined below), Counterparty may notify Dealer of such Repayment Event and the aggregate principal amount of Convertible Notes subject to such Repayment Event (any such notice, a “Repayment Notice”); provided that such Repayment Notice shall contain a representation and warranty that Counterparty is not giving such Repayment Notice on the basis of any material non-public information with respect to Counterparty or the Shares in respect of such Repayment Event and the delivery of such Repayment Notice[; provided, further, that any “Repayment Notice” delivered to Dealer pursuant to the Base Call Option Confirmation shall be deemed to be a Repayment Notice pursuant to this Confirmation and the terms of such Repayment Notice shall apply, mutatis mutandis, to this Confirmation]23. The receipt by Dealer from Counterparty of any Repayment Notice, within the applicable time period set forth in the preceding sentence, shall constitute an Additional Termination Event as provided in this paragraph, it being understood that no Repayment Event shall constitute an Additional Termination Event hereunder unless Dealer has so received such Repayment Notice. Upon receipt of any such Repayment Notice, Dealer shall designate an Exchange Business Day following receipt of such Repayment Notice (which in no event shall be earlier than the date on which the relevant Repayment Event occurs or is consummated and which shall be on or as reasonably practicable after the settlement date for the relevant Repurchase Event) as an Early Termination Date with respect to the portion of the Transaction corresponding to a number of Options (the “Repayment Options”) equal to the lesser of (A) [(x)] the aggregate principal amount of such Convertible Notes specified in such Repayment Notice, divided by USD 1,000, [minus (y) the number of “Repayment Options” (as such term is defined in the Base Call Option Confirmation), if any, that relate to such Convertible Notes (and for the purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation will be among the Repayment Options hereunder or under, and as defined in, the Base Call Option Confirmation, the Convertible Notes specified in such Repayment Notice shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated),]24 and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repayment Options. Any payment hereunder with respect to such termination (the “Repayment Unwind Payment”) shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repayment Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (3) the terminated portion of the Transaction were the sole Affected Transaction. For the avoidance of doubt, solely for purposes of calculating the amount payable pursuant to Section 6 of the Agreement pursuant to the immediately preceding sentence, Dealer shall assume that the relevant Repayment Event had not occurred. “Repayment Event” means that (i) any Convertible Notes are repurchased or redeemed and cancelled in accordance with the Indenture (whether in connection with or as a result of a “Fundamental Change” (as such term is defined in the Indenture), upon an “Optional Redemption” (as such term is defined in the Indenture) or for any other reason) by Counterparty or any of its subsidiaries, (ii) any Convertible Notes are delivered to Counterparty or any of its subsidiaries in exchange for delivery of any property or assets of such party (howsoever described), (iii) any principal of any of the Convertible Notes is repaid prior to the final maturity date of the Convertible Notes (for any reason other than as a result of an acceleration of the Convertible Notes that 23 Insert for Additional Call Option Confirmation. 24 Insert for Additional Call Option Confirmation.

22 results in an Additional Termination Event pursuant to the preceding Section 9(g)(ii)), or (iv) any Convertible Notes are exchanged by or for the benefit of the holders thereof for any other securities of Counterparty or any of its subsidiaries (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction. For the avoidance of doubt, any conversion of Convertible Notes (whether into cash, Shares, other reference property or any combination thereof) pursuant to the terms of the Indenture shall not constitute a Repayment Event. (h) Amendments to Equity Definitions; Agreement. (i) Section 11.2(e)(v) of the Equity Definitions is hereby amended by adding the following phrase at the end of such Section 11.2(e)(v): “, provided that, notwithstanding this Section 11.2(e)(v), with respect to the Transaction, the parties agree that Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including, without limitation, any discount to average VWAP prices) that are entered into at prevailing market prices (subject to the immediately preceding parenthetical) and in accordance with customary market terms for Share repurchase transactions of such type (“Private Repurchases”) shall not be considered Potential Adjustment Events so long as, after giving effect to such transactions, the aggregate number of Shares repurchased during the term of the Transaction pursuant to all such transactions would not exceed 15% of the number of Shares outstanding as of the Trade Date, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares; provided further, that the parties agree that open market Share repurchases at prevailing market prices shall not be considered Potential Adjustment Events so long as, after giving effect to such transactions and any Private Repurchases, the aggregate number of Shares repurchased during the term of the Transaction pursuant to all such transactions would not exceed 25% of the number of Shares outstanding as of the Trade Date, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares.” (ii) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “that may have a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “that is the result of a corporate event involving Issuer or its securities that has, in the commercially reasonable judgment of the Calculation Agent, a material economic effect on the Shares or the Options; provided that such corporate event involving Issuer is not based on (a) an observable market, other than the market for Issuer’s own stock or (b) an observable index, other than an index calculated and measured solely by reference to Issuer’s own operations.” (iii) Section 12.9(b)(i) of the Equity Definitions is hereby amended by inserting the phrase “; provided that Counterparty may only elect to terminate the Transaction upon the occurrence of a Change in Law or Insolvency Filing if concurrently with electing to terminate the Transaction, Counterparty provides to Dealer an acknowledgment of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder”. (iv) Section 12.9(b)(vi) of the Equity Definitions is hereby amended by inserting the phrase “; provided that Counterparty may only elect to terminate the Transaction upon the occurrence of an Increased Cost of Hedging if concurrently with electing to terminate the Transaction, Counterparty provides to Dealer an acknowledgment of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder”.

23 (v) Section 12(a) of the Agreement is hereby amended by (1) deleting the phrase “or email” in the third line thereof and (2) deleting the phrase “or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day” in the final clause thereof. (i) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein. (j) Registration. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer based on the advice of counsel, the Shares acquired and held by Dealer for the purpose of effecting a commercially reasonable hedge of its obligations pursuant to the Transaction (“Hedge Shares”) cannot be sold in the public market by Dealer without registration under the Securities Act of 1933, as amended (the “Securities Act”) (other than any such Hedge Shares that were, at the time of acquisition by Dealer, “restricted securities” (as defined in Rule 144 under the Securities Act)), Counterparty shall, at its election, either (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act and enter into an agreement, in form and substance reasonably satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered secondary offering of substantially similar size and in a similar industry; provided, however, that if Dealer, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) of this paragraph shall apply at the election of Counterparty or (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size and industry, in form and substance reasonably satisfactory to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any commercially reasonable discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement). (k) Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure. (l) Right to Extend. Dealer may postpone or add, in whole or in part, any Valid Day or Valid Days during the Settlement Averaging Period or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the Options hereunder, to the extent Dealer reasonably determines, in its commercially reasonable discretion and, in respect of clause (ii) below, based on the advice of counsel, that such action is reasonably necessary or appropriate (i) to preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions (but only if there is a material decrease in liquidity relative to the Trade Date) or (ii) to enable Dealer to effect purchases or sales of Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures adopted in good faith by Dealer (so long as such policies or procedures would generally be applicable to counterparties similar to Counterparty and transactions similar to the Transaction); provided that no such Valid Day or other date of valuation, payment or delivery may be postponed or added more

24 than fifty (50) Valid Days after the original Valid Day or other date of valuation, payment or delivery, as the case may be. (m) Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code. (n) Notice of Certain Other Events. Counterparty covenants and agrees that: (i) promptly following the public announcement of the results of any election by the holders of Shares with respect to the consideration due upon consummation of any Merger Event, Counterparty shall give Dealer written notice of the weighted average of the types and amounts of consideration actually received by holders of Shares pursuant to such Merger Event (the date of such notification, the “Consideration Notification Date”); provided that in no event shall the Consideration Notification Date be later than the date on which such Merger Event is consummated; and (ii) (A) Counterparty shall give Dealer commercially reasonable advance (but in no event less than one Exchange Business Day) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Convertible Notes in connection with any Potential Adjustment Event, Merger Event or Tender Offer and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment. (o) Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, an Excess Ownership Position, or Illegality (as defined in the Agreement)). (p) Agreements and Acknowledgments Regarding Hedging. Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Relevant Prices; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Relevant Prices, each in a manner that may be adverse to Counterparty. (q) Early Unwind.

25 In the event the sale of the [“Firm Notes”]25 [“Additional Notes”]26 (as defined in the Purchase Agreement) is not consummated with the Initial Purchasers for any reason by 5:00 p.m. (New York City time) on the Premium Payment Date, or such later date as agreed upon by the parties (the Premium Payment Date or such later date, the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date. Each of Dealer and Counterparty represents and acknowledges to the other that upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged. (r) Tax Matters. (i) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance provisions of the HIRE Act. The parties hereto agree that for the Transaction the terms “Tax” and “Indemnifiable Tax” as defined in Section 13 of the Agreement, shall not include any Tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d)(i) of the Agreement. (ii) Tax Documentation. For purposes of Section 4(a)(i) and (ii) of the Agreement, (i) Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-8BEN-E (or successor thereto) and (ii) Dealer agrees to deliver to Counterparty [one duly executed and completed Internal Revenue Service Form [W-9][W-8ECI][W-8BEN-E] (or successor thereto)]27, in each case, (A) on or before the date of execution of this Confirmation and (B) promptly upon learning that any such tax form previously provided by it has become obsolete or incorrect. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by the other party. (iii) Payee Tax Representations. Counterparty is a public limited company organized under the laws of England and Wales and a corporation for U.S. federal income tax purposes. Counterparty is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of United States Treasury Regulations), a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) (in each case, for U.S. federal income tax purposes) and an exempt recipient under United States Treasury Regulations section 1.6049-4(c)(1)(ii). No payment received or to be received by Counterparty under this Agreement will be effectively connected with its conduct of a trade or business in the United States for U.S. federal income tax purposes. [Dealer is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of [•]. Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under Treasury Regulations section 1.6049-4(c)(1)(ii).][Dealer is a [_______] 25 Insert for Base Call Option Confirmation. 26 Insert for Additional Call Option Confirmation. 27 To be updated as appropriate for Dealer.

26 organized under the laws of [_______] and a corporation for U.S. federal income tax purposes. Dealer is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of United States Treasury Regulations)[, a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) (in each case,] for U.S. federal income tax purposes[)] and an exempt recipient under United States Treasury Regulations section 1.6049-4(c)(1)(ii). [Each][No] payment received or to be received by Dealer under this Agreement will be effectively connected with its conduct of a trade or business in the United States for U.S. federal income tax purposes.]28 Each party agrees to give notice of any failure of a representation made by it under this Section 9(r)(iii) to be accurate and true promptly upon learning of such failure. (iv) Section 871(m). The parties hereto agree that for the Transaction the terms “Tax” and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. (s) Payment by Counterparty. In the event that, following payment of the Premium, (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement, or (ii) Counterparty owes to Dealer, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero. (t) Other Adjustments Pursuant to the Equity Definitions. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, upon the occurrence of a Merger Date, the occurrence of a Tender Offer Date, or declaration by Counterparty of the terms of any Potential Adjustment Event, the Calculation Agent shall determine in good faith and in a commercially reasonable manner whether such occurrence, consummation or declaration, as applicable, has had a material economic effect on the Transaction, and if so, shall, in its good faith and commercially reasonable discretion, adjust the Cap Price to account for the economic effect on the Transaction of such occurrence or declaration (provided that in no event shall the Cap Price be less than the Strike Price; and provided, further, that any adjustment to the Cap Price made pursuant to this section shall be made without duplication of any other adjustment hereunder). In making any such adjustment, the Calculation Agent shall take into account volatility, liquidity, expected dividends or stock loan rate within a commercially reasonable time before and after the relevant occurrence, consummation or declaration, as determined by the Calculation Agent in good faith and a commercially reasonable manner. Solely for purposes of this Section 9(t): (x) the terms “Potential Adjustment Event,” “Merger Event,” and “Tender Offer” shall each have the meanings assigned to each such term in the Equity Definitions (in the case of the definition of “Potential Adjustment Event”, as amended by Sections 9(h)(i) and 9(h)(ii) of this Confirmation, and in the case of the definition of “Tender Offer”, as amended by the provisions opposite the caption “Announcement Event” in Section 3 of this Confirmation) and (y) “Extraordinary Dividend” means any cash dividend on the Shares. (u) CARES Act. Counterparty acknowledges that the Transaction may constitute a purchase of its equity securities or a capital distribution. Counterparty further acknowledges that, pursuant to the provisions of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), Counterparty will be required to agree to certain time-bound restrictions on its ability to purchase its equity securities or make capital distributions if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under section 4003(b) of the CARES Act. Counterparty further acknowledges that it may be required to agree to certain time-bound restrictions on its ability to purchase its equity securities or make capital distributions if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under programs or facilities established by 28 To be replaced with Dealer’s standard representation.

27 the Board of Governors of the Federal Reserve System, the U.S. Department of Treasury or similar governmental entity for the purpose of providing liquidity to the financial system. Accordingly, Counterparty represents and warrants that neither it, nor any of its subsidiaries have applied, and have no present intention to apply, for a loan, loan guarantee, direct loan (as that term is defined in the CARES Act) or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement thereunder), as a condition of such loan, loan guarantee, direct loan (as that term is defined in the CARES Act), investment, financial assistance or relief, that Counterparty comply with any requirement to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty; provided that Counterparty may apply for any such governmental assistance if Counterparty determines based on the advice of nationally recognized outside counsel that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such governmental assistance based on the terms of the relevant program or facility as of the date of such advice. Counterparty further represents and warrants that the Premium is not being paid, in whole or in part, directly or indirectly, with funds received under or pursuant to any program or facility, including the U.S. Small Business Administration’s “Paycheck Protection Program”, that (a) is established under applicable law, including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under such applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) that such funds be used for specified or enumerated purposes that do not include the purchase of this Transaction (either by specific reference to this Transaction or by general reference to transactions with the attributes of this Transaction in all relevant respects). (v) PDD Protocol.29 The Parties agree that the definitions and provisions contained in Part I to III of the Attachment to the ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by the International Swaps and Derivatives Association, Inc. on 17 December 2020 (the “UK EMIR PR/DR Protocol”) are hereby incorporated into and apply to the Agreement as if set forth in full herein with effect from the date of the Agreement and for the purposes of those provision: (i) Dealer shall be a Portfolio Data Sending Entity; (ii) Counterparty shall be a Portfolio Data Receiving Entity; (iii) The following place(s) are specified for the purposes of the definition of Local Business Day as it applies to: Dealer: [_______], and Counterparty: London; (iv) With respect to Part I(3)(A) of the Attachment to the UK EMIR PR/DR Protocol: Dealer appoints the following Affiliates: [_______]; Counterparty appoints the following Affiliates: None; 29 To be updated as appropriate for Dealer.

28 (v) With respect to Part I(3) of the Attachment to the UK EMIR PR/DR Protocol: Dealer confirms that it adheres as a Party that may use a Third Party Service Provider; Counterparty confirms that it adheres as a Party that may use a Third Party Service Provider; (vi) Dealer agrees that the following items may be delivered to it at the contact details shown: In respect of Portfolio Data, Notice of Discrepancy and any Dispute Notice: [_______]; (vii) Counterparty agrees that the following items may be delivered to it at the contact details shown: In respect of Portfolio Data, Notice of Discrepancy and any Dispute Notice: LivaNova PLC 20 Eastbourne Terrace London, United Kingdom, W2 6LG Attention: [____________] Telephone: [____________] E-mail: [____________] (w) [Insert Dealer agency boilerplate, if applicable.] (x) [Insert preferred form of US QFC Stay Rule language for each Dealer, as applicable.] (y) [Insert additional Dealer boilerplate, if applicable.] [Signature Pages Follow]

[Signature Page to the [Base] [Additional] Capped Call Confirmation] Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and returning an executed copy to Dealer. Very truly yours, [Dealer]30 By: Name: Title: 30 Include Dealer preferred signature page information, as applicable.

[Signature Page to the [Base] [Additional] Capped Call Confirmation] Accepted and confirmed as of the Trade Date: LIVANOVA PLC By: Name: Title: